UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2006

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
The Tower Jerusalem, Israel	91481
(Address of Principal Executive Offices)	(Zip Code)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On September 26, 2006 at 3:15 p.m. (Eastern Time), Mr. Bruce D. Smith, Vice President of Strategic Development of Answers Corporation (the “Company”), delivered a presentation at the Noble Financial Small Cap Conference, at the Ballantyne Resort, Charlotte, North Carolina (the “Event”). Access to the Event was also available through a web cast, as announced by the Company in advance.

During the Event, Mr. Smith confirmed that the Company remained comfortable with the Q3 guidance previously provided during its Q2 earnings conference call held on July 31, 2006, of revenues in a range of $1,750,000 to $1,800,000; and a non-GAAP operating loss in a range of $925,000 to $975,000. Mr. Smith also confirmed that the Company continues to expect to be non-GAAP profitable in Q4 or Q1 2007. Mr. Smith referred Event participants to the Company's press release of second quarter financial results issued on July 31, 2006 for a full explanation of its Non-GAAP financial measures and for its reconciliation of Non-GAAP financial measures to the nearest GAAP measure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

Date: September 26, 2006	By:	/s/ Steven Steinberg
Steven Steinberg
Chief Financial Officer